                                                                      Exhibit 11
                         MERIDIAN NATIONAL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                           Year ended February 28 or 29
                                                                                        -----------------------------------
                                                                                        1996           1995            1994
PRIMARY EARNINGS PER SHARE                                                              ----           ----            ----
- --------------------------
Computation for Statements of Operations
- ----------------------------------------
Earnings
  Earnings (loss) before extraordinary gain                                         ($1,498,814)    ($1,352,642)     $1,114,235
  Deduct dividends on preferred stock                                                   129,762         136,378         521,283
                                                                                    -----------     -----------      ----------
  Earnings (loss) applicable to common stock                                         (1,628,576)     (1,489,020)        592,952
   before extraordinary gain
  Extraordinary gain, net                                                               149,206         226,276              --
                                                                                    -----------     -----------      ----------
  Earnings (loss) applicable to common stock                                        ($1,479,370)    ($1,262,744)       $592,952
                                                                                    ===========     ===========      ==========
Shares
  Weighted average common shares outstanding                                          2,638,126       2,423,864       1,366,613
  Dilutive common stock equivalents                                                          --              --          64,317
                                                                                    -----------     -----------      ----------
  Weighted average common shares and dilutive
   common stock equivalents outstanding                                               2,638,126       2,423,864       1,430,930
                                                                                    ===========     ===========      ==========

Earnings (loss) per common share:
   Earnings (loss) before extraordinary gain                                             ($0.62)         ($0.61)          $0.41
   Extraordinary gain, net                                                                 0.06            0.09              --
                                                                                    -----------     -----------      ----------
Primary earnings (loss) per common share                                                 ($0.56)         ($0.52)          $0.41
                                                                                    ===========     ===========      ==========
   Additional primary computation
   ------------------------------
   Earnings (loss) as computed above:
     Earnings (loss) applicable to common stock                                                     ($1,489,020)
      before extraordinary gain
     Extraordinary gain, net                                                                            226,276
                                                                                                    ===========
     Earnings (loss) applicable to common stock                                                     ($1,262,744)
                                                                                                    ===========
   Additional adjustment to weighted average
     common shares outstanding:
      Weighted average common shares and dilutive
       common stock equivalents outstanding, as
       calculated above                                                                               2,423,864

      Add anti-dilutive common stock equivalents
       outstanding (treasury stock method)                                                              125,839
                                                                                                    -----------
      Weighted average common shares and common
       stock equivalents outstanding, as adjusted                                                     2,549,703
                                                                                                    ===========
   Earnings (loss) per common share, as adjusted (a):
     Earnings (loss) before extraordinary gain                                                           ($0.58)
     Extraordinary gain, net                                                                               0.09
                                                                                                    -----------
   Primary earnings (loss) per common share                                                              ($0.49)
                                                                                                    ===========

                         MERIDIAN NATIONAL CORPORATION
                 COMPUTATION OF EARNINGS PER SHARE (Continued)

                                                                    Year ended February 28 or 29
                                                               -------------------------------------
                                                                    1996         1995        1994
                                                                    ----         ----        ----
     FULLY DILUTED EARNINGS PER SHARE
     --------------------------------

Computation for Statements of Operations
- ----------------------------------------

Earnings
   Earnings (loss) before extraordinary gain                    ($1,498,814) ($1,352,642) $1,114,235
   Deduct dividends on preferred stock                              129,762      136,378     521,283
                                                               -------------------------------------

   Earnings (loss) applicable to common stock                    (1,628,576)  (1,489,020)    592,952
    before extraordinary gain
   Extraordinary gain, net                                          149,206      226,276        --
                                                               -------------------------------------

   Earnings (loss) applicable to common stock                   ($1,479,370) ($1,262,744)   $592,952
                                                               =====================================
Shares
   Weighted average common shares outstanding                     2,638,126    2,423,864   1,366,613
   Dilutive common stock equivalents                                   --           --        65,796
                                                               -------------------------------------
   Weighted average common shares and dilutive
    common stock equivalents outstanding                          2,638,126    2,423,864   1,432,409
                                                               =====================================

Earnings (loss) per common share:
   Earnings (loss) before extraordinary gain                         ($0.62)      ($0.61)      $0.41
   Extraordinary gain, net                                             0.06         0.09        --
                                                               -------------------------------------

Fully diluted earnings (loss) per common share                       ($0.56)      ($0.52)      $0.41
                                                               =====================================


   Additional fully diluted computation
   ------------------------------------
   Earnings
     Earnings (loss) before extraordinary gain                  ($1,498,814) ($1,352,642)
       Add interest on convertible note payable, net
        of tax effect                                                54,000       42,000
                                                               -------------------------

     Earnings (loss) before extraordinary gain, as adjusted      (1,444,814)  (1,310,642)
     Deduct dividends on Series A preferred stock                    36,000       25,202
                                                               -------------------------

     Earnings (loss) applicable to common stock
      before extraordinary gain                                  (1,480,814)  (1,335,844)

     Extraordinary gain, net                                        149,206      226,276
                                                               -------------------------

     Earnings (loss) applicable to common stock                 ($1,331,608) ($1,109,568)
                                                               =========================


   Additional adjustment to weighted average
     common shares outstanding:
      Weighted average common shares and dilutive
       common stock equivalents outstanding, as
       calculated above                                           2,638,126    2,423,864

      Add anti-dilutive common stock equivalents
       outstanding (treasury stock method)                           --          125,839
      Add shares issued assuming conversion of Series B
       preferred stock                                               51,688       51,688
      Add shares issued assuming conversion of
       convertible note payable                                      38,258       38,258
                                                               -------------------------

      Weighted average common shares and common
       stock equivalents outstanding, as adjusted                 2,728,072    2,639,649
                                                               =========================


     Earnings (loss) per common share, as adjusted (a):
       Earnings (loss) before extraordinary gain                     ($0.54)      ($0.51)
       Extraordinary gain, net                                         0.05         0.09
                                                               -------------------------

     Fully diluted earnings (loss) per common share                  ($0.49)      ($0.42)
                                                               =========================

                         MERIDIAN NATIONAL CORPORATION
                 COMPUTATION OF EARNINGS PER SHARE (Continued)



(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.